UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2017

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2017, PTGi International Carrier Services, Inc. (“PTGi-ICS”), a wholly-owned subsidiary of HC2 Holdings, Inc. (the “Company”), and Robert Pons entered into a Release and Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 (the “Release”), in order to fully and finally settle all existing claims, whether or not now known, arising out of Mr. Pons’ employment with PTGi-ICS. Mr. Pons previously served as PTGi-ICS’ Executive Vice President of Business Development until January 5, 2017, when PTGi-ICS determined that Mr. Pons’ employment would cease on that date. Prior to his employment with PTGi-ICS, Mr. Pons served as Executive Vice President of Business Development of the Company. Pursuant to the terms of the Release, Mr. Pons will receive a lump sum termination payment of Three Hundred Thousand and 00/100 Dollars ($300,000.00). The Release also contains customary release and non-disparagement provisions.
The foregoing description of the Release is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description
10.1	Release and Termination Agreement by and between PTGi International Carrier Services, Inc. and Robert Pons dated April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017

HC2 Holdings, Inc.

By:	/s/ Michael J. Sena
Michael J. Sena
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Release and Termination Agreement by and between PTGi International Carrier Services, Inc. and Robert Pons dated April 4, 2017.